                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)  July 23, 1999
                                                --------------------------------

                          CARDIAC PATHWAYS CORPORATION
- --------------------------------------------------------------------------------
           (Exact Name of the Registrant as Specified in Its Charter)


                                    Delaware
- --------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


       000-28372                                         77-0278793
- --------------------------------------------------------------------------------
(Commission File Number)                    (I.R.S. Employer Identification No.)


995 Benecia Avenue, Sunnyvale, California                          94086
- --------------------------------------------------------------------------------
(Address of Principal Executive Offices)                         (Zip Code)


                                 (408) 737-0505
- --------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)



- --------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 1. Changes in Control of Registrant.

     On July 23, 1999, Cardiac Pathways Corporation (the "Company") completed a $32.0 million Series B Preferred Stock financing. The 32,000 shares of Series B Preferred Stock are convertible at the option of the holders into 6.4 million shares of the Company's Common Stock.

(a)  Information Regarding the Change in Control

     On May 21, 1999 we signed a definitive agreement with BankAmerica Ventures, Morgan Stanley Dean Witter Venture Partners and certain other investors (including Thomas J. Fogarty, M.D., one of our current directors, and the State of Wisconsin Investment Board, a current stockholder) for the sale of $31,500,000 of our series B convertible preferred stock. On July 20, 1999, our stockholders approved the financing at a special meeting of stockholders. We closed the financing on July 23, 1999. We issued 32,000 shares of series B convertible preferred stock (pre-reverse split) at a purchase price of $1,000 per share and raised $32,000,000.

     Dilutive impact of the financing on our existing stockholders

     The financing was severely dilutive to our existing stockholders. The following table summarizes the potential dilutive effect, for percentage ownership purposes, of the financing on the Cardiac Pathways stockholders based on outstanding share information as of June 4, 1999:

                                                            Shares       Percentage
                                                          ----------     ----------
Outstanding common stock as of June 4, 1999...........    10,038,578        23.9%
New common stock issuable upon conversion of
    the series B convertible preferred stock..........    32,000,000        76.1
                                                          ----------      ------
        Total.........................................    42,038,578       100.0%
                                                          ==========      ======

     This table does not give effect to the issuance of warrants to purchase 300 shares of series B convertible preferred stock (convertible into 300,000 shares of common stock pre-reverse split) in connection with the interim funding described below.

     Board of directors after the financing

     Our board of directors other than Thomas M. Prescott resigned effective upon the closing of the financing. The remaining director, Mr. Prescott, appointed Mark J. Brooks, Anchie Y. Kuo, M.D. and Fazle Husain, nominees of the series B convertible preferred stockholders, and former director, chief executive officer and president, William N. Starling, to fill the vacancies. Mr. Starling was also appointed chairman of the board of directors. The consent of the directors nominated by the series B convertible preferred stock will be required to increase the number of directors above the number currently in office.

     Significant rights, preferences and privileges of the series B convertible preferred stock

     The holders of series B convertible preferred stock are entitled to significant rights, preferences and privileges as a result of their investment.

     Each share of Series B convertible preferred stock is convertible into 200 shares (post-reverse split) of common stock. The conversion ratio of the series B convertible stock are subject to adjustment for price based antidilution.

     The series B convertible preferred stock are entitled to an 11% cumulative dividend per year. The series B convertible preferred stock have a liquidation preference equal to the initial purchase price plus accrued dividends upon the occurrence of a liquidation, a merger or the sale of all or substantially all of our stock or our assets. As a result of the liquidation preference, in the event of a liquidation, merger or the sale of substantially all of our stock or assets, the holders of series B convertible preferred stock will receive their original purchase price plus any accrued dividends prior to any distribution to the holders of common stock.

     The series B convertible preferred stock is redeemable after May 31, 2004 at the request of a majority of the holders, subject to the approval of Cardiac Pathways. If a redemption request is received but not approved by Cardiac Pathways, the cumulative dividend rate payable on the series B convertible preferred stock will increase by six percentage points for each year a redemption does not occur.

     The holders of the series B convertible preferred stock vote on all matters presented to Cardiac Pathways stockholders on an as-converted to common stock basis. In addition, the affirmative vote of holders of a majority of the series B convertible preferred stock, voting as a separate class, will be required to:

     1. Amend or repeal any provision, or add any provision to the Cardiac Pathways' certificate of incorporation or bylaws which change the rights of the series B convertible preferred stock;

     2. Increase or decrease (other than by redemption or conversion) the total number of authorized shares of preferred stock or common stock;

     3. Authorize or issue, or obligate itself to issue, any other security, including any other security convertible into or exercisable for any security having a preference over, or being on a parity with, the series B convertible preferred stock with respect to voting, dividends, redemption or upon liquidation;

     4.   Issue any shares of common stock, other than

          (a) shares of common stock issuable or issued to employees, consultants or directors of Cardiac Pathways directly or pursuant to a stock option plan or restricted stock plan approved by the board of directors, including the representatives of the series B convertible preferred stock;

          (b) shares of common stock issuable or issued upon conversion of the series A participating preferred stock or series B convertible preferred stock or as dividends or distributions on the series A participating preferred stock or series B convertible preferred stock;

          (c) shares of common stock issuable or issued upon exercise of warrants issued to banks, equipment lessors or other vendors, where such common stock or warrants were approved by the board of directors, including the representatives of the series B convertible preferred stock; or

          (d) shares of common stock issuable or issued as consideration for business combinations or corporate partnering agreements approved by the board of directors, including the representatives of the series B convertible preferred stock.

     5. Declare or pay any dividends on its common stock or redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of common stock; provided, however, that this restriction shall not apply to the repurchase of shares of common stock from employees, officers, directors, consultants or other persons performing services for Cardiac Pathways or any subsidiary pursuant to agreements under which Cardiac Pathways has the option to repurchase such shares at cost or at cost upon the occurrence of certain events, such as the termination of employment;

     6. Sell, convey, or otherwise dispose of all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of this corporation is disposed of;

     7.   Repurchase any series of preferred stock; or

     8. Increase or decrease the size of the Cardiac Pathways board of directors.

     The holders of the series B convertible preferred stock have a right of first offer with respect to future financings by Cardiac Pathways.

     The holders of 45% of the then outstanding series B convertible preferred stock will have the right to request that we register the shares of Cardiac Pathways common stock into which the series B convertible preferred stock are convertible after May 21, 2000. In addition, if we otherwise register shares of Cardiac Pathways common stock, the holders of the series B convertible preferred stock will be entitled to participate in the registration.

     Interests of our officers, directors and stockholders in the financing

     In connection with the financing, William N. Starling, Cardiac Pathways' chairman, resigned as our president and chief executive officer. Mr. Starling, unlike our other directors, was appointed to the Cardiac Pathways' board of directors after the closing of the financing. Mr. Starling was also reappointed as chairman of the post-financing board of directors. Cardiac Pathways, the proposed holders of the series B convertible preferred stock and Mr. Starling have agreed that for as long as Mr. Starling continues as a member of Cardiac Pathways' board of directors, the options to purchase Cardiac Pathways common stock held by Mr. Starling will continue to vest.

     Thomas M. Prescott was appointed as Cardiac Pathways' president and chief executive officer as of May 24, 1999. Mr. Prescott was appointed as a director on July 20, 1999 pursuant to an agreement between Cardiac Pathways and the investors in the financing. In addition, Mr. Prescott entered into an employment agreement with Cardiac Pathways that among other things provides that Mr. Prescott is entitled to an annual base salary of $225,000 and was granted options to purchase 1,236,532 shares of Cardiac Pathways common stock at an exercise price of $1.00 per share. One-fourth of Mr. Prescott's options will vest on each anniversary of his employment over the new four years. In the event Mr. Prescott is terminated without justifiable cause (as defined in the employment agreement) during the first year of his employment, Mr. Prescott will be entitled to acceleration of vesting as to 1/48th of such options for each full month of employment. Mr. Prescott is also entitled to immediate vesting of 100% of his shares if a merger or other sale of Cardiac Pathways results in a change in control of its voting stock and Mr. Prescott is involuntarily terminated.

     In addition to options to purchase Cardiac Pathways' common stock, Mr. Prescott is entitled to the following:

     o a $250,000 loan from Cardiac Pathways at a 7% interest rate to purchase shares of the series B convertible preferred stock that is payable in 12 quarterly installments commencing on the third anniversary of the loan;

     o    relocation expenses;

     o    a one-time bonus of $75,000 payable by June 25, 1999;

     o severance of 12 months of his then current monthly salary in the event Mr. Prescott is terminated without justifiable cause (as such term is defined in the employment agreement); and

     o a bonus of up to 25% of his then current salary upon the attainment of goals set by the board of directors for each fiscal year during which Mr. Prescott remains Cardiac Pathways' chief executive officer.

     Thomas J. Fogarty, M.D., a current director, purchased 500 shares of our series B convertible preferred stock in the financing. The State of Wisconsin Investment Board, our largest stockholder before the financing, purchased 6,000 shares of series B convertible preferred in the financing. The State of Wisconsin Investment Board also provided a $600,000 bridge loan to Cardiac Pathways that was secured, jointly with the other bridge loans, by substantially all of our assets. We granted the State of Wisconsin Investment Board warrants to purchase 60 shares of series B convertible preferred stock at a per share exercise price that is initially $1,000 per share.

          (b) Information required by Item 403 of Regulation S-K--Security Ownership of Certain Beneficial Owners and Management.

     The following table sets forth certain information regarding the beneficial ownership of common stock of Cardiac Pathways as of June 4, 1999 as to (i) each person or entity who is known by Cardiac Pathways to own beneficially more than 5% of the outstanding shares of common stock; (ii) each director of Cardiac Pathways; (iii) each of the executive officers listed in the Summary Compensation Table included in Cardiac Pathways' definitive proxy statement dated June 23, 1999 and (iv) all directors and executive officers of Cardiac Pathways as a group. Except as otherwise noted, the stockholders named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws.

                                                 Principal Stockholders

                                              Common Stock     Approximate        Common Stock     Approximate
                                              Beneficially      Percentage        Beneficially     Percentage
                                              Owned Before     Owned Before       Owned After      Owned After
            Beneficial Owner                   Financing       Financing(1)        Financing       Financing(2)
- ------------------------------------------    ------------     ------------       ------------     ------------
State of Wisconsin Investment Board(3)....      2,415,000         22.6%             7,815,000           18.8%
     P.O. Box 7842
     Madison, WI 53707

BankAmerica Ventures(4)...................      1,540,000         13.3             10,140,000           24.3
     950 Tower Lane, Suite 700
     Foster City, CA 94404

Entities affiliated with Morgan Stanley
     Venture Partners(5)..................
     221 Avenue of the Americas                 1,100,000          9.9             10,100,000           24.3
     New York, NY 10020

Nicholas Fund NV(6).......................        834,000          8.3                834,000            2.0
     P.O. Box 837
     Curacao
     Netherlands Antilles

Entities affiliated with Institutional
   Venture Partners (7)...................        831,539          8.3                831,539            2.0
     3000 Sand Hill Road, 2-290
     Menlo Park, CA 94025

Capital Guardian Trust Company(8).........        686,100          6.8                686,100            1.7
     111000 Santa Monica Boulevard
     Suite 1500
     Los Angeles, CA 90025

Arrow International, Inc.(9)..............        614,334          6.1                614,334            1.5
     P.O. Box 12888
     3000 Bernville Road
     Reading, PA 19612

Entities affiliated with Van Wagoner......             --         --                5,000,000           12.0
     Capital Management, Inc.
     One Bush Street, Suite 1150
     San Francisco, CA 94104

William N. Starling(10)...................        436,520          4.3                436,520            1.0
Thomas J. Fogarty, M.D.(11)...............        240,017          2.4                740,017            1.8
Joseph P. Ilvento, M.D.(12)...............         36,185          *                   36,185            *
Michael L. Eagle(13)......................         18,479          *                   18,479            *
Glendon E. French.........................          4,721          *                    4,721            *
Louis G. Lange, M.D.......................          4,450          *                    4,450            *
Thomas M. Prescott........................             --          *                       --            *
G. Michael Latta(14)......................         24,228          *                   24,228            *
David W. Gryska...........................         33,264          *                   33,264            *
Mark L. Pomeranz..........................         78,003          *                   78,003            *
Earle L. Canty............................         66,667          *                   66,667            *
Richard E. Riley(15)......................        121,691          1.2                121,691            *
Debra S. Echt(16).........................         86,811          *                   86,811            *
All directors and current executive
   officers as a group (12 persons)(17)...      1,028,793          9.8%             1,528,793            3.6%

- ---------------
*Less than 1%

(1) Applicable percentage ownership is based on 10,038,578 shares of common stock outstanding as of June 4, 1999 and 41,538,578 shares of common stock (assuming the sale of 31,500,000 shares on an as-converted basis) outstanding after giving effect to the financing, together with applicable options or warrants for such stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and

     Exchange Commission, based on factors including voting and investment power with respect to shares subject to the applicable community property laws. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days after June 4, 1999 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(2) Applicable percentage ownership is based on the beneficial ownership as defined in (1) above together with the shares of common stock issuable on an as-converted basis in connection with the issuance of 31,500 shares of series B convertible preferred stock.

(3) The State of Wisconsin Investment Board (the "SWIB"). The SWIB is a government agency, which manages public pension funds and has sole dispositive and voting power over 1,755,000 shares of Cardiac Pathways' common stock. Also includes 600,000 shares of common stock issuable upon conversion of series B preferred stock that is issuable upon conversion of a $600,000 bridge loan (assuming approval of the issuance of the series B preferred stock by the Cardiac Pathways stockholders). Also includes the exercise of warrants to purchase 60 shares of Series B preferred and the conversion of such shares into 60,000 shares of common stock.

(4) Includes 1,400,000 shares of common stock issuable upon conversion of series B convertible preferred stock (assuming approval of the issuance of the series B preferred by the Cardiac Pathways stockholders). Such series B convertible preferred stock is issuable upon the conversion of a $1,400,000 bridge loan. Also includes warrants convertible into 140,000 shares of common stock.

(5) Includes 1,000,000 shares of common stock issuable upon conversion of series B convertible preferred stock (assuming approval of the issuance of the series B preferred by the Cardiac Pathways stockholders). Such series B convertible preferred stock is issuable upon the conversion of a $1,000,000 bridge loan. Also includes warrants convertible into 100,000 shares of common stock.

(6) Reflects ownership as reported on Schedule 13G dated March 26, 1999 with the Commission by Nicholas Fund NV. Nicholas Fund NV and Atlantic Capital Management Limited, its investment advisor, have shared voting and dispositive power over 834,000 shares of Cardiac Pathways' common stock.

(7) Reflects ownership as reported on Schedule 13G dated June 23, 1997 filed with the Commission by Institutional Venture Partners V ("IVP V"), a venture capital fund; Institutional Venture Management V ("IVPM V"); the general partner of IVP V, Institutional Venture Partners VII ("IVP VII"), a venture capital fund; Institutional Venture Management VII ("IVPM VII"), the general partner of IVP VII; IVP Founders Fund I ("Founders"), a venture capital fund; Institutional Venture Management VI ("IVPM VI"); Founders' general partner, Samuel D. Colella; Reid W. Dennis; Mary Jane Elmore; Norman A. Fogelsong; Ruthann Quindlen; L. James Strand; T. Peter Thomas and Geoffrey Y. Yang. Mr. Strand and Ms. Quindlen are general partners of IVPM
     VII. Messrs. Colella, Dennis, Fogelsong, Thomas and Yang and Ms. Elmore are general partners of IVPM VII and IVPM V. Mr. Colella is also a general partner of IVPM VI. IVP VII and IVPM VII have shared voting and dispositive power over 400,000 shares of Cardiac Pathways' common stock. Founders also has shared voting and dispositive power over 400,000 shares of Cardiac Pathways' common stock. IVP V and IVPM V have shared voting and dispositive power over 425,539 shares of Cardiac Pathways' common stock. Mr. Collella has shared voting and dispositive power over 827,539 shares of Cardiac Pathways' common stock. Each of Messrs. Dennis, Fogelsong, Thomas, and Mr. Yang and Ms. Elmore has shared voting and dispositive power over 825,539 shares of Cardiac Pathways' common stock. Each of Ms. Quindlen and Mr. Strand has shared voting and dispositive power over 400,000 shares of Cardiac Pathways' common stock.

(8) Reflects ownership as reported on Schedule 13F dated March 13, 1999 filed with the Commission by Capital Guardian Trust Co. ("CGT"). CGT is a bank that serves as the investment manager of various institutional accounts. CGT has sole dispositive power over all of the shares, sole voting power over 662,000 of the shares and disclaims beneficial ownership over all of the shares.

(9) Reflects ownership as reported on Schedule 13G dated February 2, 1997 filed with the Commission by Arrow International, Inc. ("Arrow"). Arrow is a medical device manufacturer with whom Cardiac Pathways has a strategic relationship. Arrow has sole dispositive and voting power over 614,334 shares of Cardiac Pathways' common stock.

(10) Consists of 293,319 shares of common stock held by the Starling Family Trust, 8,867 shares of common stock held by the Starling Irrevocable Trust and 134,334 shares of common stock which may be acquired upon exercise of stock options exercisable within 60 days after June 4, 1999. Mr. Starling holds voting and dispositive control over all of such shares.

(11) Includes 238,445 shares of common stock and 667 shares of common stock which may be acquired upon exercise of a warrant exercisable within 60 days after June 4, 1999 held by the Fogarty Family Revocable Trust, over which Dr. Fogarty holds voting and dispositive control. Also includes 905 shares of common stock that may be acquired upon exercise of stock options exercisable within 60 days after June 4, 1999.

(12) Includes 8,682 shares of common stock that may be acquired upon exercise of stock options exercisable within 60 days after June 4, 1999.

(13) Includes 18,479 shares of common stock that may be acquired upon exercise of stock options exercisable within 60 days after June 4, 1999.

(14) Includes 18,929 shares of common stock that may be acquired upon exercise of stock options exercisable within 60 days after June 4, 1999.

(15) Includes 80,412 shares of common stock that may be acquired upon exercise of stock options exercisable within 60 days after June 4, 1999.

(16) Includes 85,388 shares of common stock that may be acquired upon exercise of stock options exercisable within 60 days after June 4, 1999.

(17) Includes 408,054 and 667 shares of common stock that may be acquired upon exercise of stock options and warrants, respectively, exercisable within 60 days after June 4, 1999.

Item 5. Other Events.

A. On July 20, 1999, at a special meeting of stockholders of Cardiac Pathways the stockholders of Cardiac Pathways took the following actions:

     1.   Approval of one-for-five reverse split of the common stock of Cardiac
          Pathways:

          For:              5,465,167
          Against:            180,818
          Abstain:              5,245

     2. Approval of increase in number of authorized shares of common stock to 75,000,000:

          For:              5,275,179
          Against:            364,156
          Abstain:             11,895

     3. Approval of the sale of up to 40,000 shares of series B convertible preferred stock:

          For               4,777,433
          Against:            175,547
          Abstain:             10,045

     4. Approval of amendment of 1991 Stock Plan to (i) increase the number of shares reserved for issuance thereunder by 4,000,000 shares (pre-reserve split) and (ii) increase the share limitations for purposes of Section 162(m) of the Internal Revenue Code:

          For:              4,374,727
          Against:            550,253
          Abstain:             38,045

B. On July 26, 1999, Cardiac Pathways announced the completion of the series B convertible preferred stock financing. A copy of the Company's press release is attached as Exhibit 99.1.

C. On July 27, 1999, Cardiac Pathways effected a one-for-five reverse split of its outstanding common stock.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits

          Exhibit
          Number                                   Description
          -------                                  -----------
             2.1        Series B Convertible Preferred Stock Purchase Agreement
           2.1.1        Form of Voting Agreement
             3.3        Certificate of Designation of Series B Preferred Stock
             4.2        Registration Rights Agreement
            99.1        Press release dated July 26, 1999 of Cardiac Pathways Corporation

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  August 3, 1999                          CARDIAC PATHWAYS CORPORATION



                                                By:  /s/ G Michael Latta
                                                   -----------------------------
                                                   G. Michael Latta
                                                   Chief Financial Officer and
                                                   Vice President, Finance

                          CARDIAC PATHWAYS CORPORATION

                                    FORM 8-K

                                INDEX TO EXHIBITS

          Exhibit
          Number                                   Description
          -------                                  -----------
             2.1        Series B Convertible Preferred Stock Purchase Agreement
           2.1.1        Form of Voting Agreement
             3.3        Certificate of Designation of Series B Preferred Stock
             4.2        Registration Rights Agreement
            99.1        Press release dated July 26, 1999 of Cardiac Pathways Corporation